OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022





                                                     September 13, 2000


                                                                    212-451-2252
                                                                 kas@ogfrlaw.com



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:  BioSynetch, Inc.
                       Commission File No. 0-27179
                       Registration Statement on Form SB-2
                       -----------------------------------

Gentlemen:

         Reference is made to the Registration Statement on Form SB-2 dated September 13 2000, (the "Registration Statement"), filed with the Securities and Exchange Commission by BioSyntech, Inc., a Nevada corporation (the "Company"). The Registration Statement relates to the resale of an aggregate of 7,537,036 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock") issuable upon exchange of non-voting exchangeable shares (the "Class A Shares") of Bio Syntech Canada, Inc., a wholly-owned subsidiary of the Company.

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all



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September 13, 2000
Page 2

documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized and reserved for and when issued in accordance with the terms of the Class A Shares will be legally paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof.


                             Very truly yours,



                             /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP